EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
iPass Inc.:

We have issued our reports dated March 11, 2016, with respect to the consolidated financial statements, schedule and internal control over financial reporting included in the Annual Report of iPass Inc. and Subsidiaries on Form 10-K for the year ended December 31, 2015. We hereby consent to the incorporation by reference of said reports in the Registration Statements of iPass Inc. and subsidiaries on Forms S-8 (File No. 333-107315, effective July 24, 2003; File No. 333-118295, effective August 17, 2004; File No. 333-130064, effective December 1, 2005; File No. 333-131879, effective February 15, 2006 ; File No. 333-165683, effective March 25, 2010; File No. 333-172603, effective March 3, 2011; File No. 333-179972, effective March 7, 2012; File No. 333-187312, effective March 15, 2013; File No. 333-194487, effective March 11, 2014; and File No. 333-202755, effective March 13, 2015).

/s/ Grant Thornton LLP

San Francisco, California
March 11,2016